UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2005 (November 10, 2005)

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 303-383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On November 14, 2005, Affordable Residential Communities Inc. (the “Company”) issued a press release (“Press Release” attached hereto as Exhibit 99.1) announcing the Company’s results of operations for the third quarter of 2005 and supplemental operating and financial data (the “Third Quarter 2005 Earnings Release and Supplemental Operating and Financial Data” attached hereto as Exhibit 99.2), upon which the data contained in the Press Release is in part based.

Exhibits 99.1 and 99.2 to this Form 8-K contain non-GAAP financial measures, including funds from operations available to common stockholders (‘FFO”), FFO per share, real estate net segment income, and a related reconciliation to net loss, net loss per share and net loss, respectively, the most directly comparable GAAP measures.

Management uses these non-GAAP financial measures because they provide meaningful information regarding the Company’s operating performance and they facilitate management’s comparisons to the Company’s historical operating results.  The Company believes that these non-GAAP financial measures also can be useful to investors in facilitating comparisons to the Company’s historical operating results.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Press Release and Supplemental Presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained therein are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements contained in the Press Release and Supplemental Presentation speak only as of the date thereof, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

Item 2.06-Material Impairment.

The Press Release also addressed the fact that as a result of previously announced community sales the Company expects to record a non-cash impairment charge of approximately $34.8 million in the third quarter of 2005. The Company will record gains, if any, associated with the sales, once those sales have closed. There can be no assurances that any or all of the sales will close or that any gains or losses will be realized if any or all of the sales ultimately close. The Company also recorded a non-cash impairment charge of approximately $69.8 million to write-off its remaining goodwill.  The Press Release is attached hereto as Exhibit 99.1. The description of the Press Release set forth above is qualified in its entirety by reference to such Exhibit.

Item 5.02  Departures of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

Effective  November 10, 2005, Eugene Mercy, Jr.  resigned his position on the Board of Directors of Affordable Residential Communities, Inc. (the “Company”).

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release concerning the Company’s results of operations for the third quarter of 2005.
Exhibit 99.2	Third Quarter 2005 Earnings Release and Supplemental Operating and Financial Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         November 15, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President